EXHIBIT 23


       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-56869 on Form S-3; Registration Statement
No. 33-57673 on Form S-8; Post-Effective Amendment No. 2 to Registration Statement No. 33-31487 on Form S-8; Post-Effective Amendment No. 2 to Registration Statement No. 33-33215 on Form S-8; Registration Statement No. 33-11631 on Form S-8; Post-Effective Amendment No. 1 to Registration Statement No. 33-39306 on Form S-3; Registration Statement No. 33-57470 on Form S-3; and Post-Effective Amendment No. 5 to Registration Statement No. 33-18669 on Form S-8 of FPL Group, Inc., of our report dated February 14, 1997 appearing in this Annual Report on Form 10-K of FPL Group, Inc. for the year ended December 31, 1996.

We also consent to the incorporation by reference in Registration Statement No. 33-40123 on Form S-3; Post-Effective Amendment No. 1 to Registration Statement No. 33-46076 on Form S-3; Registration Statement No. 33-61390 on Form S-3; and Post-Effective Amendment
No. 2 to Registration Statement No. 33-59429 on Form S-4 of Florida Power & Light Company, of our report dated February 14, 1997 appearing in this Annual Report on Form 10-K of Florida Power & Light Company for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

Miami, Florida
March 5, 1997